Exhibit 99


Berkshire Hathaway Inc.                             GEICO Corporation
1440 Kiewit Plaza                                   5260 Western Avenue
Omaha, Nebraska 6813                                Washington, D.C. 20076



                  JOINT PRESS RELEASE (FOR IMMEDIATE RELEASE)

         BERKSHIRE HATHAWAY COMPLETES ACQUISITION OF GEICO CORPORATION



          Omaha, Neb. and Washington, D.C., January 2, 1996-- Berkshire Hathaway Inc. (NYSE:BRK) and GEICO Corporation (NYSE:GEC) today announced the completion of Berkshire's acquisition of GEICO Corporation. GEICO Corporation is now an indirect wholly-owned subsidiary of Berkshire.

          Each outstanding share of GEICO Corporation Common Stock (par value of $1.00 per share) not owned by Berkshire was converted in the merger into the right to receive $70.00 in cash.

          The Bank of New York has been retained by Berkshire to serve as Paying Agent. Letters of Transmittal, together with instructions for their use, are expected to be provided promptly to GEICO
Corporation stockholders of record so that they may receive the merger consideration.

          Berkshire Hathaway Inc. is headquartered in Omaha, Nebraska. GEICO Corporation will maintain its headquarters in Chevy Chase, Maryland.